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                                  Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 covering the registration of 600,000 shares of In Focus Systems, Inc. common stock of our reports dated January 26, 1996 included in the In Focus Systems, Inc. Annual Report on
Form 10-K for the year ended December 31, 1995 and to all references to our firm included in this Registration Statement.


                               Arthur Andersen LLP




Portland, Oregon,
 October 18, 1996